Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Tempo Bank

We hereby consent to the use in this Form SB-2 of our report dated May 5, 2006 appearing in the Prospectus, which is part of this Form SB-2, and to the references to our firm under the heading “Experts” in such Prospectus.

/s/ Michael Trokey & Company, P.C.

Certified Public Accountants

December 12, 2006

St. Louis, Missouri